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                                                                  EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

   We hereby consent to the use of our reports dated June 22, 1996, accompanying the consolidated financial statements of Renaissance Entertainment Corporation as of March 31, 1996 and 1995, included in the Company's Annual Report on Form 10-KSB and to the incorporation by reference of the aforementioned financial statements in Registration No. 33-90044 for the 1993 Stock Incentive Plan, Registration No. 33-97388 also for the 1993 Stock Incentive Plan, and Registration No. 333-2836 for sales by certain Selling Shareholders.

Schumacher & Associates, Inc.

June 28, 1996